[LETTERHEAD]


                                                        Three First Union Center
                                                        401 South Tryon Street
                                                        Suite 3000
                                                        Charlotte, NC  28202
                                                        Telephone 704.372.9000
                                                        Fax 704.334.4706
                                                        www.parkerpoe.com




                                  July 30, 2001




Nottingham Investment Trust II
116 South Franklin Street
Post Office Box 69
Rocky Mount, NC 27801-0069



        Re: Post-Effective Amendment No. 43 to Registration Statement on Form N-1A for Nottingham Investment Trust II ("Trust") (File Nos. 33-37458 and 811-06199)


Dear Ladies and Gentlemen:

         We hereby consent to the reference in the Trust's Statements of Additional Information to Parker, Poe, Adams & Bernstein, L.L.P. as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 43 to the Trust's Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,


                                /s/ Parker, Poe, Adams & Bernstein L.L.P.

                                PARKER, POE, ADAMS & BERNSTEIN L.L.P.


PJS/jfr


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